EXHIBIT 10.2

AMENDMENT NO. 1

TO

EXCLUSIVE LICENSE AGREEMENT FROM
K-TECHNOLOGIES, INC. TO REETECH, LLC

This amendment number one (“Amendment No. 1”) to the Exclusive License Agreement from K-Technologies, Inc. to Reetech, LLC (the “Exclusive License Agreement”) is hereby entered into and agreed to by K-Technologies, Inc., a Florida corporation with its principal place of business at 4306 Wallace Road, Lakeland, Florida 33812 (“K-Tech”), and Reetech, LLC, a limited liability company having its principal office at 4306 Wallace Road, Lakeland, Florida 33812 (“Reetech”), effective on this 27th day of August, 2015 (the “Effective Date”).

Capitalized terms not otherwise defined herein have the meaning given to them in the Exclusive License Agreement.

WHEREAS, K-Tech and Reetech (hereafter individually referred to as a “Party” or collectively as the “Parties”) previously entered into the Exclusive License Agreement.

WHEREAS, K-Tech and Reetech wish to amend the Exclusive License Agreement pursuant to Section 11.5 thereof.

NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements set forth in this Amendment No. 1, and other good and valuable consideration, the receipt and adequacy of which the Parties acknowledge, the Parties agree as follows:

1.           Section 1 of the Exclusive License Agreement is hereby amended to add the following subsection 1.10:

1.10           “Rare Earths” means any element or compound of the following species: Lanthanum (La), Cerium (Ce), Praseodymium (Pr), Neodymium (Nd), Samarium (Sm), Europium (Eu), Gadolinium (Gd), Terbium (Tb), Dysprosium (Dy), Holmium (Ho), Erbium (Er), Thulium (Tm), Ytterbium (Yb), Lutetium (Lu), Scandium (Sc), and Yttrium (Y).

2.           Subsection 1.2 of the Exclusive License Agreement is hereby deleted and replaced with the following new Subsection 1.2:

1.2           “Field of Use” means the primary extraction/impurity rejection; group separation of Rare Earths; and further separation and purification for the production of individual purified Rare Earths or mixed purified Rare Earths oxides or carbonates, as well as other products of value, including but not limited to any type of species of value derived from Rare Earths mining and/or beneficiation operations that are generally subjected to acid, alkali, or alkaline leaching.

3.           Subsection 1.3 of the Exclusive License Agreement is hereby deleted and replaced with the following new Subsection 1.3:

1.3           “Outside the Field of Use” means the use of the K-Tech IP for the primary extraction/impurity rejection of Rare Earths, group separation of Rare Earths categories; and further separation and purification for the production of individual purified Rare Earths or mixed purified Rare Earths oxides or carbonates, as well as other products of value, that may be obtained from phosphate mining/beneficiation and/or phosphoric acid and phosphogypsum made therefrom, or for non-Rare Earths projects (“non-Rare Earths projects” being projects where Rare Earths are not the primary products being produced, but where one or more Rare Earths may be produced as by-products of the primary products).

4.           The “Financial Conditions” section of Appendix A to the Exclusive License Agreement is hereby deleted and replaced with the following new section:

Financial Conditions:

Phase 1
Development and testing phase, commenced in September 2014:

1.   Milestone 1, bench scale testing of TRER pregnant leach solution (“PLS”) for producing individual Rare Earths oxides in three (3) stages:

a.   Stage 1a - Separation of non-Rare Earths from Rare Earths in TRER’s PLS – completed in December 2014.

Stage 1b – Preparation of a prefeasibility (AACE Class 4) level estimate of the CAPEX (±25-35%) and OPEX (±15-20%) to build and operate the purification plant based on solution grades and flow rates estimated by TRER and K-Tech – completed in April 2014.

b.   Stage 2 - Separation of Rare Earths obtained from 1a above into three general groups of Rare Earths, i.e. lights, mids, and heavies. Program will also involve continuing optimization of work done in 1a, as well as production of PLS from TRER ore samples as needed.  Target completion by April 30, 2015.

c.   Stage 3 - Separation and purification of selected Rare Earths oxides from 1b above. Work will also include continuing optimization of work done in 1a and 1b above,

as well as production of PLS from TRER ore samples as needed.  Target completion by August 31, 2015.

2.   Milestone 2, pilot plant construction and operational testing of TRER PLS for producing selected purified Rare Earths oxides using the process criteria resulting from the Milestone 1 test results.  Includes production of PLS from TRER ore samples as necessary. Target completion by March 31, 2016.

3.   Milestone 3, bankable feasibility study report for commercial project, based on results from pilot test program. Report to include commercial mine and processing plant design criteria, including mine plan, PLS preparation via heap leaching, and PLS treatment via the Technology to yield 5-6 selected Rare Earths for recovery. The study will include detailed mobile and fixed equipment list, process flow diagrams (PFDs) with material and heat balances, conceptual P&IDs, plot and site plan drawings, marketing prospects, and environmental & permitting considerations. Capital and operating costs will be estimated with capex accuracy at ±15-20% and opex accuracy at ±10-15%.  Project economic analysis will also be included in the report.  Target completion by June 30, 2016.

5.           Except as expressly modified herein, all of the terms, covenants and provisions of the Exclusive License Agreement are hereby confirmed and ratified and remain unchanged and in full force and effect.

6.           This Amendment No. 1 may be executed in one or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same instrument.  A facsimile signature will be considered an original signature.

{Signatures follow on next page}

IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 to the Exclusive License Agreement from K-Technologies, Inc. to Reetech, LLC as of the Effective Date set forth above.

For: Reetech, LLC	For: K-Technologies, Inc.

Signature: ___________________________________	Signature: ___________________________________
By: Daniel E. Gorski	By: Thomas E. Baroody
Title: Manager	Title: President & CEO

Date: ___________________	Date: ___________________

Signature: ___________________________________
By: Thomas E. Baroody
Title: Manager

Date: ___________________